UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________

SCHEDULE 14A INFORMATION

_______________________________________________________

Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ISPIRE TECHNOLOGY INC.
(Name of Registrant as Specified in Its Charter)

N/A
_______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

May 7, 2024

Dear Ispire Technology Inc. Shareholders:

On behalf of the Board of Directors and management of Ispire Technology Inc. (“we”, “us” and “our”), a Delaware corporation, you are invited to virtually attend our 2024 Annual Meeting of Stockholders including any adjournment or postponement thereof (the “Annual Meeting”) to be held on June 25, 2024 at 8:00 A.M. Pacific Time.

Details of the business to be conducted at the Annual Meeting are described in this proxy statement. We have also made available a copy of our Annual Report on Form 10-K for the year ended June 30, 2023 (filed with the Securities Exchange Commission on September 19, 2023) (the “Annual Report”) with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and services.

Your vote is important. Regardless of whether you plan to attend the Annual Meeting, please read the accompanying proxy statement and then submit your proxy to vote by Internet, telephone or mail as promptly as possible. Returning your proxy will help us assure that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder virtually attending the Annual Meeting may vote at the Annual Meeting, even if he or she has previously voted. Please refer to your proxy card for voting instructions. Submitting your proxy promptly may save us additional expense in soliciting proxies and will ensure that your shares are represented at the Annual Meeting.

Our Board of Directors has approved the proposals set forth in the proxy statement and recommends that you vote in favor of each such proposal.

Sincerely,
/s/ Michael Wang
Michael Wang
Co-Chief Executive Officer

Ispire Technology Inc.
19700 Magellan Drive, Los Angeles, CA 90502

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuiesday, June 25, 2024

The 2024 Annual Meeting of Stockholders (the “Meeting”) of Ispire Technology Inc. (the “Company”) will be held on a virtual basis on Tuesday, June 25, 2024 at 8:00 A.M. PST, for the following purposes:

1.

Election of five director nominees named in this proxy statement, each for a term of one year expiring at our 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified (the “Director Election Proposal”);

2.

To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending June 30, 2024 (“Proposal 2”);

3.	Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement (“Proposal 3”);
4.	Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation (“Proposal 4”); and
5.	To transact, in the discretion of the Company’s Board of Directors, such other business as may properly come before the Meeting or any adjournment thereof.

The Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Meeting online, vote and submit your questions during the Meeting by visiting www.virtualshareholdermeeting.com/ISPR2024. We are pleased to utilize the virtual stockholder meeting technology to provide ready access and cost savings for our stockholders and the Company. The virtual meeting format allows attendance from any location in the world.

Even if you are planning on attending the Meeting online, please promptly submit your proxy vote via the Internet, by telephone or by completing, dating, signing and returning the enclosed proxy, so your shares will be represented at the Meeting. Instructions on voting your shares are on the proxy materials you received for the Meeting. Even if you plan to attend the Meeting online, it is strongly recommended you vote before the Meeting date, to ensure that your shares will be represented at the Meeting if you are unable to attend.

Details regarding admission to the Meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Meeting of Stockholders and proxy statement.

We hope you will be able to attend the Meeting. Whether or not you plan to attend the Meeting, please promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy over the Internet or by telephone (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

The Board unanimously recommends a vote “FOR” each of the Director candidates nominated by the Board, a “3 YEAR” vote for the advisory vote on the frequency of future advisory votes on executive compensation, and a vote “FOR” the approval of each of the other proposals to be submitted at the meeting by the Board.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Michael Wang
Michael Wang,
Co-Chief Executive Officer
May 7, 2024

i

Ispire Technology Inc.

19700 Magellan Drive, Los Angeles, CA 90502

(310) 742-9975

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held via live webcast on Tuesday, June 25, 2024, 8:00 a.m., Pacific Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This Proxy Statement describes the proposals on which our Board of Directors (the “Board”) would like you, as a stockholder, to vote on at our 2024 Annual Meeting of the Stockholders (the “Meeting”), which will take place on Tuesday, June 25, 2024, 8:00 a.m. Pacific time via live webcast.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about May 7, 2024, to all stockholders of record entitled to vote at the Meeting.

In this Proxy Statement, we refer to Ispire Technology Inc. as the “Company,” “we,” “us” or “our” or similar terminology.

Who can vote at the Meeting?

Stockholders who owned shares of our common stock, par value $0.0001 per share (the “Common Stock” and such shares of held on the Record Date, the “Voting Stock”) on May 1, 2024 (the “Record Date”) may attend and vote at the Meeting. Each share of Common Stock is entitled to one vote. There were 56,338,834 shares of Common Stock outstanding on the Record Date. All shares of Voting Stock vote together as a single class. Shares of the Voting Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting, regardless of how or whether such shares are voted on any specific proposal. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors”.

What is the proxy card?

The proxy card enables you to appoint Michael Wang, our Co-Chief Executive Officer, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing Mr. Wang to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, we think that it is a good idea to complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote on the following proposals:

1.      Election of five director nominees named in this proxy statement, each for a term of one year expiring at our 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.      To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending June 30, 2024;

3.      Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement;

4.      Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation; and

5.      To transact, in the discretion of the Company’s Board of Directors, such other business as may properly come before the Meeting or any adjournment thereof.

How does the Board recommend that I vote?

The Board unanimously recommends a vote “FOR” each of the Director candidates nominated by the Board, a “3 YEAR” vote for the advisory vote on the frequency of future advisory votes on executive compensation, and a vote “FOR” the approval of each of the other proposals to be submitted at the meeting by the Board.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Vstock Transfer, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares as described below. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by or at the direction of your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to vote your shares and to attend the Meeting as described below. Whether or not you plan to attend the Meeting, please vote prior to the Meeting as described below to ensure that your vote is counted.

How do I vote?

If you are a stockholder of record, you can vote in the following ways:

(1) Via the Internet.    Use the internet to vote by going to the internet address listed on your proxy card; have your proxy card in hand as you will be prompted to enter your control number to create and submit an electronic vote. If you vote in this manner, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

(2) Via telephone.    Using a touch-tone telephone, you may transmit your voting instructions to the number provided on your proxy card. Have your proxy card in hand as you will be prompted to enter your control number to create and submit a telephonic vote.

(3) In person.    You may vote at the Meeting by following the instructions when you log-in for the Meeting. Have your proxy card in hand as you will be prompted to enter your control number to vote at the Meeting.

(4) By Mail.    You may vote by mail. If you are a record holder, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, or other nominee. If you hold your shares through a stockbroker, nominee, fiduciary or other custodian you may also be able to vote through a program provided through Broadridge that offers Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the Broadridge program, you are offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. Eastern Time on the day before the Annual Meeting.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•        sending a written notice to the Secretary of the Company stating that you would like to revoke your proxy of a particular date;

•        signing another proxy card with a later date and returning it before the polls close at the Meeting or voting online or by telephone again at a later date; or

•        participating in the Meeting live via the internet and voting again.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you may need to instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in your name and you do not sign and return your proxy card or vote online, your shares will not be voted unless you vote at the Meeting. If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion on the ratification of the Company’s independent public accountant since such matter is a routine matter, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors, it is important that you cast your vote.

How may I vote with respect to each proposal and how are votes counted?

Your voting options will be dependent on the particular proposal for which you wish to cast a vote. With respect to proposal 1 (the election of directors), you may vote “for” the director nominee or “withhold” authority to vote for the director nominee. With respect to proposal 2 (ratification of the Company’s independent public accountant), you may vote “for” or “against” the proposal or you may “abstain” from casting a vote on such proposal. With respect to proposal 3 (approval, on an advisory basis, of the executive compensation), you may vote “for” or “against” the proposal or you may “abstain” from casting a vote on such proposal. With respect to proposal 4 (approval, on an advisory basis, of the frequency of future advisory votes on executive compensation), you may vote 1 year, 2 years, or 3 years or you may “abstain” from casting a vote on such proposal. Abstentions, votes marked “withheld” and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Meeting.

Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. The election of the directors is “non-routine.” Thus, in tabulating the voting result for these proposals, shares that constitute broker non-votes are not considered votes cast on those proposals. The ratification of the appointment of the Company’s independent public accountant is a “routine” matter and therefore a broker may vote on this matter without instructions from the beneficial owner as long as instructions are not given.

How many votes are required to elect a director?

Our bylaws provides the election of directors shall be decided by a majority of the votes cast at the Meeting by the holders of stock entitled to vote in the election; provided, however, that, if the Secretary determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at the Meeting held to elect directors and entitled to vote on such election of directors. For purposes of clarity, a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election. If a nominee for director who is not an incumbent director does not receive a majority of the votes cast, the nominee shall not be elected.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote thereon is required to ratify Marcum LLP as our independent registered public accounting firm for the year ending June 30, 2024. Abstentions will have the effect of a vote against this proposal, but since this is a routine matter, brokers may vote at the Meeting on this proposal provided that they have not received instructions from a beneficial owner.

How many votes are required to approve the advisory vote on executive compensation?

The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the advisory vote on executive compensation.

How many votes are required to approve the advisory vote on the frequency of future advisory votes on executive compensation?

The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the advisory vote on the frequency of future advisory votes on executive compensation.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for each of the director nominees, a “for” vote for the ratification of Marcum LLP as our independent registered public accounting firm for the year ending June 30, 2024, a “for” vote for the approval of the advisory vote on executive compensation, and a “3 Years” vote for the advisory vote on the frequency of future advisory votes on executive compensation. If a proposal comes up for a vote at the Meeting that is not on the proxy card, the proxy will vote according to his best judgment.

Do I have dissenters’ or appraisal rights?

No stockholders are entitled to appraisal rights in connection with the proposals at the Meeting under Delaware Law.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce voting results at the Meeting and file a Current Report on Form 8-K announcing the voting results of the Meeting.

Who can help answer my questions?

You can contact our Co-Chief Executive Officer, Mr. Michael Wang, at (310) 742-9975 or by sending a letter to Mr. Wang at the offices of the Company at 19700 Magellan Drive Los Angeles, CA 90502, with any questions about proposals described in this Proxy Statement or how to execute your vote.

Ispire Technology Inc.

19700 Magellan Drive, Los Angeles, CA 90502

(310) 742-9975

PROXY STATEMENT

INTRODUCTION

2024 Annual Meeting of Stockholders

This Proxy Statement is being furnished to the holders of our Common Stock in connection with the solicitation of proxies for use at the 2024 Annual Meeting of Stockholders of the Company. The Meeting is to be held via live webcast on June 25, 2024, at 8:00 am., Pacific Time, and at any adjournment or adjournments thereof.

Record Date; Mailing Date

The Board has fixed the close of business on May 1, 2024 as the Record Date for the determination of stockholders entitled to notice of, and to vote and act at, the Meeting. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote and act at, the Meeting. The Proxy Statement is first being mailed to stockholders of the Company on or about May 7, 2024.

Proposals to be Submitted at the Meeting

At the Meeting, stockholders will be acting upon the following proposals:

1.      Election of five director nominees named in this proxy statement, each for a term of one year expiring at our 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.      To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending June 30, 2024;

3.      Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in this proxy statement;

4.      Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation; and

5.      To transact, in the discretion of the Company’s Board of Directors, such other business as may properly come before the Meeting or any adjournment thereof.

Principal Offices

The principal executive offices of the Company are located at 19700 Magellan Drive, Los Angeles, CA 90502. The Company’s telephone number at such address is (310) 742-9975.

Information Concerning Solicitation and Voting

As of the Record Date, there were 56,338,834 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Meeting. Only holders of shares of Voting Stock on the Record Date will be entitled to vote at the Meeting. The presence in person or by proxy of holders of record of a majority of the Voting Shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Meeting. If a quorum should not be present, the Meeting may be adjourned until a quorum is obtained.

For purposes of Proposal 1, the director nominee receiving the highest number of affirmative votes cast at the Meeting will be elected. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a majority. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a majority.

For purposes of Proposal 2, the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon is required to ratify Marcum LLP as our independent registered public accounting firm for the year ending June 30, 2024. Abstentions will have the effect of a vote against this proposal, but since this is a routine matter, brokers may vote at the Meeting on this proposal provided that they have not received instructions from a beneficial owner.

For purposes of Proposal 3, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the advisory vote on executive compensation.

For purposes of Proposal 4, the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote thereon is required to approve the advisory vote on the frequency of future advisory votes on executive compensation.

Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of proxies

Proxies given by stockholders of record for use at the Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Meeting on the day of the Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF THE DIRECTOR NOMINEES AND A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR CANDIDATE NOMINATED BY THE BOARD, A “3 YEAR” VOTE FOR THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION, AND A VOTE “FOR” THE APPROVAL OF EACH OF THE OTHER PROPOSALS TO BE SUBMITTED AT THE MEETING BY THE BOARD.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that the Board shall consist of not less than one nor more than nine members, and that any newly created directorship that results from an increase in the number of directors or any vacancy on the Board will be filled solely by the affirmative vote of a majority of the directors then in office. A director elected by the Board in the case of a newly created directorship will hold office for his or her full term until his or her successor is elected and qualified. A director elected by the Board in the case of a vacancy will hold office for the remaining term of his or her predecessor until his or her successor is elected and qualified.

Our Board currently consists of five directors. Each of the director nominees identified below has confirmed that he or she is able and willing to serve as a director if elected. If any of the director nominees becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute director nominee recommended by the current Board.

Upon recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Tuanfang Liu, Jiangyan Zhu, Christopher Robert Burch, Brent Cox, and John Fargis for election at the Annual Meeting, each to serve for a one-year term until the conclusion of the 2025 annual meeting of stockholders or until their successor is duly elected and qualified.

Please see “Directors” below for more information, including the background and business experience of each director nominee taken into consideration by the Nominating and Corporate Governance Committee.

Required Vote and Recommendation

The election of directors requires the affirmative (“FOR”) vote of a majority of votes cast by shares of our Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. The five director nominees receiving a majority of affirmative votes cast will be elected. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of each of the below director nominees. Any abstentions or broker non-votes are not counted as votes cast and will not affect the outcome of this proposal, although they will be counted for purposes of determining whether there is a quorum present.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF
MESSRS. LIU, BURCH, COX, AND FARGIS, AND MS. ZHU UNDER PROPOSAL ONE.

Directors and Executive Officers

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date, and their positions held.

Name	Age	Position/Title
Tuanfang Liu(3)	50	Co-Chief Executive Officer and Chairman
Michael Wang	60	Co-Chief Executive Officer and President of Aspire North America
Daniel J. Machock	48	Chief Financial Officer
Tirdad Rouhani	40	Chief Operating Officer
Jiangyan Zhu	47	Director
Christopher Robert Burch(1),(2),(3)	55	Independent Director
Brent Cox(1),(2)	40	Independent Director
John Fargis(1),(2),(3)	57	Independent Director

____________

(1)      Member of the Audit Committee

(2)      Member of the Compensation Committee

(3)      Member Nominating and Corporate Governance Committee.

Tuanfang Liu has been serving as our chairman of the board of directors and chief executive officer since our organization and co-chief executive officer since August 7, 2023. Mr. Liu has also served as chairman of the board and chief executive officer of Aspire Global, a position he has held since its organization. Mr. Liu also serves as chairman of Shenzhen Yi Jia since he founded the company in June 2010. He is responsible for our daily operations and research and development of the e-cigarette and cannabis vaporizer technology products. Mr. Liu has served as the vice-chairman of the European Union E-cigarette Association since 2019, vice-chairman and founding member of the Canada E-cigarettes Association since 2019, vice chairman of the China Electronics Chamber of Commerce since 2017, and executive vice-chairman and founder of the Shenzhen E-Vapor Industry Association since October 2017. He received “Shenzhen High-level Professionals” award in 2019. Mr. Liu holds doctorate degrees in business management from Victoria University School of Management in Switzerland and EuroPort Business School in the Netherlands, respectively. He has more than 14 years of experience in research and development of the e-cigarette products and quality control management. Mr. Liu is the spouse of Jiangyan Zhu. We believe Mr. Zhu’s extensive leadership experience in our industry qualifies him to serve as a member of the Board.

Michael Wang has been serving as co-chief executive officer since August 7, 2023, having served as our chief financial officer from our organization until August 7, 2023, and he has served as president of Aspire North America since its organization in 2020. Mr. Wang served chief financial officer of Aspire Global from August 2020 until his resignation in September 2022. Mr. Wang is an experienced chief executive officer, chief operating officer and president of various companies with leadership skills in profit and loss management, finance, human resources, products, technology, sales and operations. Mr. Wang has approximately 12 years of internet technology and e-commerce experience. From September 2018 through August 2020, he was the president, chief operating officer and co-chief executive officer of The Pharm/Sunday Goods (located in California and Arizona), a vertically integrated leader in the cannabis cultivation, processing, manufacturing, distribution, wholesale, and retail industry. Mr. Wang managed and transformed the cultivation, manufacturing and wholesale divisions. Mr. Wang was with Onestop Commerce, a leading e-commerce technology and service company, as president and chief operating officer from February 2013 to July 2015 and as chief executive officer from July 2015 to June 2018. Onestop Commerce managed omni-channel-commerce for major lifestyle brands and retailers. From May 2005 through June 2010, he was the chief operating and fulfillment officer and an investor in Zazzle, a leader in online customization and personalization service. He started his career in 1992 at Honeywell and also worked at Technicolor, ESS Technology and Vitec Group. Mr. Wang received bachelor of science and master of science degrees in aerospace engineering in 1983 and 1985 respectively, from the Beijing University of Aeronautics & Astronautics also known as Beihang University. In 1987, he received a master of science degree in systems engineering from Oakland University in Rochester, Michigan. In 1992, Mr. Wang received an MBA in Finance and General Management from the University of Chicago’s Booth School of Business.

Daniel J. Machock has been our chief financial officer since August 7, 2023. Mr. Machock has 25 years of experience overseeing the financial strategy and performance for a number of companies. From January 2017 to October 2021, Mr. Machock was the chief financial officer at Appetize Technologies, a point-of sale hardware and software company. Prior to that, he was chief financial officer at Chrome River (2016 – 2017), chief financial officer at PostSMSCo (2010 – 2016), and vice president-finance and controller at Business.com (2004 – 2010). Early in his career, he worked in public accounting at Ernst and Young. Mr. Machock received his bachelor’s degree in accounting and finance from Indiana University.

Tirdad Rouhani has been the chief operating officer since July 2022. In the prior four years, Mr. Rouhani has been deeply entrenched in the cannabis industry. He held the role of chief operating officer at Touchstone (one of the largest cannabis extraction lab and co-packing businesses in California) before taking on the role of chief executive officer for Napalm Brands in March 2020. Mr. Rouhani co-founded two tech companies before converging on the cannabis industry. Between 2008 and 2015, he was a business process consultant at Live Nation. Mr. Rouhani received his undergraduate and graduate degrees from the University of Arizona where he studied business. He started his career in audit and consulting with Deloitte, expanding into tech and finance, evolving into operating roles.

Jiangyan Zhu has been serving as our director since inception. Ms. Zhu is one of the founders of Aspire Global and is a director of Aspire Global, and, since 2013, she has served as vice president of finance of Shenzhen Yi Jia, where she is responsible for financial management, assisting in human resources management and establishing and improving the automated office system. Ms. Zhu holds a bachelor’s degree in business management from Jiangxi University of Technology. She also holds a Business Management certificate from the College of Continuing Education Graduate School of Shenzhen Tsinghua University. Ms. Zhu is the spouse of Mr. Tuanfang Liu. We believe Ms. Zhu’s experience in leadership positions within our industry qualifies her to serve as a member of our Board.

Christopher Robert Burch has been serving as a director since July 2023. He has worked in the finance and venture capital industries for more than 15 years. Currently, Mr. Burch is consulting for Bioglobal Inc., a biopesticides company. From September 2020 to May 2022, Mr. Burch served as Chief Financial Officer at Braun Bio-Technology (Shan Dong) Co. Ltd. in China where he was responsible for fundraising and corporate strategies. Prior to that, from January 2020 to September 2020, Mr. Burch served as Chief Financial Officer at Waton Corporation Limited where he was responsible for fundraising, financial planning, cash flow management, investor relations, banking relations, securities licensing, and strategy direction. From July 2019 to November 2019, Mr. Burch worked at Zhejiang Panshi Information Technology Co. Ltd. as a Vice President responsible for corporate strategic investment. From March 2017 to July 2019, Mr. Burch served as a Managing Director at Feiyang Group Co. Ltd. in Hong Kong and China where he was responsible for fundraising and providing advisory services to the sector. Prior to joining the Company, from October 2008 to October 2014 Mr. Burch served on the board of directors of KeenHigh Technologies Limited, listed on Taiwan’s Emerging Stock Market (TW:3651). In 2006, Mr. Burch received a Master of Business Administration with a focus on technology management from Tsinghua University. In 1993, Mr. Burch received a bachelor’s degree in business administration with concentration in decision sciences from Georgia State University. In 1991, Mr. Burch received a bachelor’s degree in business administration with concentration in finance from University of Georgia. We believe that Mr. Burch is well qualified to serve as a member of our board of directors because of his experience in finance, operations of public companies and corporate fundraising and strategy.

Brent Cox has been serving as a director since April 2023. He also serves as the co-founder and managing partner of The Inception Companies, a private investment firm, a position he has held since 2016. From September 2008 to April 2016, he served as a principal investor of the Yucaipa Companies, a Los Angeles, California based private equity firm where he was responsible for sourcing, analyzing and executing investment opportunities, structuring financing for investments and monitoring the performance and strategic initiatives of its portfolio companies. From 2006 to 2008, Mr. Cox served as an investment banking analyst in the Leveraged Finance Group of Jefferies & Co. a multinational independent investment bank and financial services company. Mr. Cox received a bachelor of science degree from the University of Southern California. Mr. Cox previously served on the boards of Medmen Enterprises Inc. (OTC: MMNFF), The Pharm, LLC, Pacific Dutch Group, LLC, and has also served as a board observer for Soho House & Co Inc. (NYSE: SHCO), Americold Realty Trust (NYSE: COLD), Versacold International Corp, Stephen Webster Limited, Garrard & Co. Limited, and Eimskipafélag Íslands hf. (IC: EIM). We believe Mr. Cox is well-qualified to serve as a member of our board of directors due to his experience in investment banking and prior corporate governance experience having served on corporate boards of directors.

John Fargis has been serving as a director since April 2023. He is the co-founder and principal of BYG Advantage since June 2014, a Beijing-based platform that outsources business development, sales acceleration bridging best in class technology into the Asia Pacific region. Clients include Hashicorp, Trustonic, Tomorrow.io, and EF. Its services include market analysis, market entry, market acceleration, government relations and special vehicle creation across the region. Mr. Fargis founded and runs Dustybrine LLC, a market entry consulting firm in New York State. Mr. Fargis has been serving as the professor of management, strategy, and emerging markets at Hult International Business School since February 2014, where he teaches courses including strategy, management, emerging markets, leadership, operations and big data. Mr. Fargis has been also serving as the Adjunct Professor of Strategy and China History since January 2014 in Shanghai, China. Mr. Fargis has been serving as the principal Asia-Pacific of Hortonworks since 2014. From March 2010 to December 2013, Mr. Fargis served as the executive vice president and general manager at Kaseya where he incorporated, staffed and ran offices for Kaseya in Beijing, Seoul, Tokyo and Hong Kong. The company was purchased by Insight Venture Partners in June 2013. From 2007 to April 2010, Mr. Fargis served as the vice president sales and general manager of Asia of On2 Technologies which was purchased by Google in February 2010. From August 2005 to October 2007, Mr. Fargis served as the general manager Asia Pacific of Global IP Solutions (GIPS), where he oversaw sales and business development strategy for Global IP Sound (GIPS) in Asia. GIPS provides premiere quality speech processing technology for Voice Over IP (VOIP) networks, and its software enables numerous clients including application providers such as Skype, Google, AOL, Tencent, etc. From January 2004 to July 2005, Mr. Fargis served as the chief executive officer of SiMa Systems, where he oversaw funding and alliance strategy and general management for this digital clipboard solutions company. In 1998, Mr. Fargis received his master of arts in law and diplomacy degree in international consulting at The Fletcher School of Law and Diplomacy. In 1992, Mr. Fargis received his master’s degree in special education at Hunter College. In 1988, Mr. Fargis received his bachelor’s degree in medieval studies at Wesleyan University. We believe Mr. Fargis is well-qualified to serve as a member of our board of directors due to his experience in business strategy, emerging markets, and his contacts and relationships.

Family Relationships

Tuanfang Liu, our chairman and chief executive officer, and Jiangyan Zhu, one of our directors, are married. Other than this relationship, there are no other direct family relationships among any of our directors or executive officers.

Certain Legal Proceedings

None of the Company’s directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws.

Director Independence

The Nasdaq Marketplace Rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our board of directors has determined that each of Brent Cox, John Fargis and Christopher Robert Burch is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Because we are a controlled corporation, we have included our chief executive officer, who is not an independent director, as a member and chair of the Nominating and Corporate Governance committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and ten percent stockholders to file initial reports of ownership and reports of changes in ownership of our common stock with the Commission. Directors, executive officers and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file. All of our officers, directors and 10% stockholders have filed the required ownership reports.

Board Committees

Our board of directors has established three standing committees-audit, compensation, and nominating and corporate governance-each of which operates under a charter that has been approved by our board of directors. Copies of each committee’s charter are posted on the Investors section of our website, which is located at www.ispiretechnology.com. Each committee has the composition and responsibilities described below. Our board of directors may from time to time establish other committees.

Audit Committee

Our Audit Committee consists of Brent Cox, John Fargis and Christopher Robert Burch, with Mr. Cox as chair. We have determined that each of these three directors satisfies the “independence” requirements of the Nasdaq Listing Rules and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Brent Cox and Christopher Robert Burch qualify as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is responsible for, among other things:

•        selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and the independent registered public accounting firm;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

•        annually reviewing and reassessing the adequacy of our Audit Committee charter;

•        meeting separately and periodically with management and the independent registered public accounting firm;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        reporting regularly to the board.

Our Audit Committee reviews all proposed related party transactions on an ongoing basis and any such transactions must be approved by the Audit Committee. The Audit Committee also approves certain pricing matters pursuant to our supply agreements with Shenzhen Yi Jia. In determining whether to approve a related party transaction, the Audit Committee considers, among other factors, the following factors to the extent relevant to the related party transaction:

•        whether the terms of the related party transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for us to enter into the related party transaction;

•        whether the related party transaction would impair the independence of an outside director;

•        whether the related party transaction or the approval of the related party transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director, executive officer or the related party, the direct or indirect nature of the director’s, executive officer’s or the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant; and

•        any pre-existing contractual obligations.

Compensation Committee

Our Compensation Committee consists of Christopher Robert Burch, Brent Cox and John Fargis, with Brent Cox as chair. We have determined that each of these directors satisfies the “independence” requirements of the Nasdaq Listing Rules. The Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation relating to our directors and executive officers. Tuanfang Liu, our co-chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The Compensation Committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our co-chief executive officers and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Tuanfang Liu, Brent Cox and John Fargis, with Tuanfang Liu as chair. We have determined that Mr. Cox and Mr. Fargis satisfy the “independence” requirements of the Nasdaq Listing Rules. Because we are a controlled corporation, we have included Tuanfang Liu, our co-chief executive officer, who is not an independent director, as a member and chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The Nominating and Corporate Governance Committee is responsible for, among other things:

•        recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience, expertise, diversity and availability of service to us;

•        selecting and recommending to the board the names of directors to serve as members of the Audit Committee and the Compensation Committee, as well as of the Nominating and Corporate Governance Committee itself;

•        developing and reviewing the corporate governance principles adopted by the board and advising the board with respect to significant developments in the law and practice of corporate governance and our compliance with such laws and practices; and

•        evaluating the performance and effectiveness of the board as a whole.

Meetings of the Board and Committees

Our independent directors were appointed, and the committees were formed, at the time of our initial public offering in April 2023. During the period from our initial public offering until June 30, 2023, our board of directors met telephonically one time and also acted by unanimous written consent. During this period, the Audit Committee met one time, the Nominating and Corporate Governance Committee met once and the Compensation Committee did not meet. Although our directors are not required to attend our annual meeting of stockholders, they are encouraged to attend.

Director Nomination Process

The Nominating and Corporate Governance Committee identifies director nominees by first considering those current members of the Board who are willing to continue service. Current members of the Board with skills and experience that are relevant to our business and are willing to continue their service as a director are considered for re-election, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. Nominees for director are selected by a majority of the members of the Board. Although we do not have a formal diversity policy, in considering the suitability of director nominees, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate to develop a Board and its committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the Nominating and Corporate Governance Committee include sound judgment, knowledge, skill, diversity, integrity, experience with businesses and other organizations of comparable size, including experience in our industry, FDA compliance, intellectual property, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a director candidate would be a desirable addition to the Board and its committees.

Nominations of persons for election to the Board may be made at an annual meeting of stockholders only (a) pursuant to our notice of meeting, (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice is delivered by such stockholder to the secretary of the Company, who is entitled to vote at the meeting upon such election of directors or upon such other business, as the case may be, and who complies with the notice procedures set forth in our bylaws. For any nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice, which must be delivered to the secretary of the Company at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment, postponement or recess of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

To be in proper form, such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business and residence address, and principal occupation or employment of the nominee, (ii) and all other information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder, (iii) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such nominee has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of the Company, (iv) a written questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary upon written request) and a written statement and agreement executed by such person acknowledging that such person consents to being named in the Company’s proxy statement and associated proxy card as a nominee of the stockholder and to serving a full term as a director if elected and (v) all information with respect to such nominee that would be required to be set forth in a stockholder’s notice if such nominee were the stockholder giving notice hereunder and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Company which are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such stockholder and such beneficial owner (provided, that such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made shall in all events be deemed to beneficially own any shares of any class or series and number of shares of capital stock of the Company as to which such stockholder or beneficial owner, if any, has a right to acquire beneficial ownership at any time in the future), (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing (including their names), including the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting upon such business or nomination, as the case may be, and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. If requested by the Company, the information required on such nominee shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date. In addition, a stockholder seeking to nominate a director candidate shall promptly provide any other information reasonably requested by the Company.

Provided that stockholders provide the information above required for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its charter.

Code of Conduct

Our board of directors has adopted a written code of conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website a current copy of the code and all disclosures that are required by law or Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of the code.

Board Leadership Structure

Our board of directors has the ability to select the chairman of the board of directors and a chief executive officer in a manner that it considers to be in the best interests of our company at the time of selection. Currently, Tuanfang Liu and Michael Wang serve as our Co-Chief Executive Officers and Mr. Liu serves as chairman of the board of directors. We currently believe that this leadership structure is in our best interests. Additionally, three of our five members of our board of directors have been deemed to be “independent” by the board of directors, which we believe provides sufficient independent oversight of our management.

Our board of directors, as a whole and also at the committee level, plays an active role overseeing the overall management of our risks. Our Audit Committee reviews risks related to financial and operational items with our management and our independent registered public accounting firm. Our board of directors is in regular contact with our co-chief executive officers, who report directly to our board of directors and who supervises day-to-day risk management.

Role of Board in Risk Oversight Process

Our board of directors believes that risk management is an important part of establishing, updating and executing on our business strategy. Our board of directors has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of our company. Our board of directors focuses its oversight on the most significant risks facing us and on our processes to identify, prioritize, assess, manage and mitigate those risks. Our board of directors receives regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our board of directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on us.

Certain Relationships and Related Party Transactions

The following are transactions from July 1, 2022 through May 3, 2024 between us, and enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, (a) us, (b) our directors; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling our activities of the Company, including senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

The following are forth the major related parties and their relationships with us:

Name of related parties and relationship with the Company
– Tuanfang Liu is the co-chief executive officer and chairman of the Company.
– Jiangyan Zhu is the wife of Tuanfang Liu and a director of the Company.
– Eigate (Hong Kong) Technology Co., Limited (“Eigate”) is a company wholly owned and controlled by our co-chief executive officer, Mr. Liu.
– Aspire Global is a company controlled by the co-chief executive officer of the Company, Mr. Liu.
– Shenzhen Yi Jia is 95% owned by Mr. Liu and 5% by Mr. Liu’s cousin.

Tuanfang Liu is also Aspire Global’s chief executive officer and a director of both us and Aspire Global, and his wife, Jiangyan Zhu, is also a director of both companies. Mr. Liu and Ms. Zhu beneficially own 59.0% and 4.4%, respectively, of our outstanding common stock and of the outstanding shares of Aspire Global. Michael Wang, our co-chief executive officer, was chief financial officer of Aspire Global from August 2020 until September 2022.

In connection with our organization in July 2022, we issued a total 50,000,000 shares to the holders of capital stock of Aspire Global in the same proportion as their share ownership in Aspire Global. Prior to the transfer of Aspire North America and Aspire Science to us, Aspire Global issued a 2% equity interest to an entity owned by Michael Wang, our co-chief executive officer, who was Aspire Global’s and our chief financial officer, and a 1.1% interest in Aspire Global to an entity owned by a consultant, in each case for services rendered to Aspire Global and its subsidiaries. When we issued 50,000,000 shares of common stock to the holders of Aspire Global capital stock, these issuances resulted in the entities owned by Mr. Wang and the consultant of 1,000,000 shares and 537,500 shares, respectively. Because the transfer of the equity interest in Aspire North America and Aspire Science from Aspire Global and its wholly-owned subsidiary was made for no consideration to a corporation that had identical stockholders as Aspire Global, these shares are deemed to be outstanding since July 1, 2020.

In connection with the restructure of Aspire Global, on July 29, 2022, for no consideration:

•        Aspire Global transferred 100% of the equity interest in Aspire North America to us.

•        Aspire Holdings transferred 100% of the equity of Aspire Science to our subsidiary, Ispire International.

These transfers were made in connection with a restructure by Aspire Global pursuant to which the equity in Aspire North America and Aspire Science was transferred to us. At the time of the transfer, we had the same stockholders as Aspire Global and the stockholders held the same percentage equity interest in both us and Aspire Global.

In the year ended June 30, 2020, Aspire Science, declared a dividend of $3,832,272, which is payable to Tuanfang Liu, who, at the date the dividend was declared, was the sole stockholder of Aspire Science. The dividend was declared prior to the transfer of the equity interest in Aspire Science by Mr. Liu to a subsidiary of Aspire Global, which subsequently transferred the equity interest to Ispire International. During the year ended June 30, 2022, Aspire Science paid $469,633 to Mr. Liu, and the balance due to Mr. Liu was$3,384,678 at December 31, 2022, which was paid on February 2, 2023.

For the years ended June 30, 2022 and 2023, substantially all of the Company’s tobacco and cannabis vaping products were purchased from Shenzhen Yi Jia. As of June 30, 2022 and 2023, the accounts payable — related party was $41,982,373 and $51,698,588, respectively, which was payable to Shenzhen Yi Jia. For the years ended June 30, 2022 and 2023, the purchases from Shenzhen Yi Jia were $74,787,679 and $83,060,957, respectively. For the nine months ended March 31, 2024, the accounts payable — related party was $61,030,319. For the nine months ended March 31, 2024, the purchases from Shenzhen Yi Jia were $73,062,398.

As of June 30, 2022, Aspire Science had a balance due to Eigate of $40,672,768, and as at June 30, 2023 the amount due to related party represents $710,910 due to Shenzhen Yi Jia. The balance was all non-interest bearing, unsecured, have no due date and are repayable on demand. Prior to 2020, both Aspire Science and Eigate were owned by Mr. Liu, and Eigate lent money to Aspire Science for working capital. On February 2, 2023, we made the payments to Mr. Liu and Eigate. Although Aspire Science had the funds to make this payment and the dividend payable to Mr. Liu, payment was delayed because, as a result of the size of the transfer, in order to for Aspire Science to wire the money it was necessary for an authorized person to personally go to the bank to wire the funds. This was not possible because of COVID-19 restrictions which required Mr. Liu, who is based in mainland China, to go to the bank in Hong Kong and be subject to quarantine when he returns to mainland China. Since January 8, 2023, no centralized quarantine or mass PCR testing will be undertaken on travelers entering mainland China. Travelers to mainland China are only required to take PCR test 48 hours prior to their departure and report the PCR test findings on their customs health declaration form. Only those whose test results are positive prior to departure will have to postpone their travel until the PCR results turn negative. As a result of these changes, Mr. Liu was able to travel to Hong Kong to make the payments without being subject to quarantine upon his return.

At June 30, 2022 and June 30, 2023, we had the following balance due from related parties:

	As of June 30,
	2022	2023
Shenzhen Yi Jia	$1,872,035	$—
Tuanfang Liu	62,820	—
Total	$1,934,855	$—

The balances are payment made by Aspire Science on behalf of these related parties. These balances were all non-interest bearing, unsecured, have no due date and are repayable on demand, and were paid in full on November 28, 2022. Our Audit Committee reviews and approves all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act. The Audit Committee will not approve any loan or extension of credit in the form of personal loans to or for the benefit of any director or executive officer.

Pursuant to the Intellectual Property Transfer Agreement, Mr. Liu, Aspire Global and Shenzhen Yi Jia agreed to transfer to Aspire North America all patent and other intellectual property rights, including trademarks, Know-how and Know-how Documentation, as defined in the agreement, relating to the cannabis vaping products, and to transfer to us any new intellectual property developed or acquired by Mr. Liu, Aspire Global and Shenzhen Yi Jia which relates to cannabis vaping products. The patents and patent applications, all of which are United States patents and applications, have been transferred to Aspire North America.

Pursuant to the Intellectual Property License Agreement, Mr. Liu, Aspire Global and Shenzhen Yi Jia granted Aspire Science a perpetual royalty free sole and exclusive right and license to use and practice all of the Licensed Technology worldwide except for the PRC and Russia. The Licensed Technology includes all patents, know-how, know-how documentation and trademarks, whether now existing or hereafter developed or acquired by, or for, Mr. Liu, Aspire Global and/or Shenzhen Yi Jia that relate, directly or indirectly, to the tobacco vaping market. Pursuant to the License Agreement, neither Mr. Liu, Aspire Global nor Shenzhen Yi Jia has any right to market or sell or grant distributors the right to market or sell tobacco vaping products in the world other than in the PRC and Russia.

In January 2023, Aspire North America and Aspire Science entered into supply agreements with Shenzhen Yi Jia pursuant to which:

•        Shenzhen Yi Jia agreed to sell products to us at the most favorable market price that it sells similar products to third parties and such prices must be commercially reasonable in order to enable us to generate a gross margin based on purchase prices or a purchase price structure acceptable to our Audit Committee.

•        Shenzhen Yi Jia is to provide us with quality products and services in a timely manner, to provide to our customers the same warrant that we provide to our customer and to honor the warranty.

•        Shenzhen Yi Jia is to give us first priority to the manufacture of our products over any other manufacturing obligations it has.

•        We need to provide Shenzhen Yi Jia with periodic forecasts and place orders consistent with the forecasts.

•        Any intellectual property developed in connection with the manufacture of the cannabis products will be assigned, and the patents and patent applications have been assigned, to Aspire North America pursuant to the Intellectual Property Transfer Agreement and any intellectual property developed in connection with the manufacture of tobacco products will be licensed to Aspire Science pursuant to the Intellectual Property License Agreement.

The agreement has an initial term of ten years, and automatically renews for two-year periods unless terminated by either party on not less than six months’ notice prior to the expiration of the initial term or any two-year extension. The majority of our products are manufactured and supplied by Shenzhen Yi Jia as of the date of this proxy statement.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation awarded to, earned by, or paid during the years ended June 30, 2023 and 2022, to our chief executive officer and the two most highly paid executive officers other than the chief executive officer who were serving as executive officers at June 30, 2023. These three officers are referred to as our “Named Executive Officers.”

Name and Principal Position	Year Ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Tuanfang Liu	2023	206,720	—	—	—	—	—	—	206,720
CEO(2)(3)	2022	153,757							153,757
Michael Wang	2023	393,447	—	—		—	—	—	393,447
CFO(3)	2022	350,000							350,000
Tirdad Rouhani	2023	233,493	25,000		—	—	—	—	258,493
COO(4)

____________

(1)      The compensation in the table for the year ended June 30, 2022 reflects compensation paid by Aspire North America and/or Aspire Science prior to the date these entities were transferred to us and does not include any dividends received or accrued by Mr. Liu as a 95% stockholder in Shenzhen Yi Jia.

(2)      Mr. Liu’s compensation is paid in Hong Kong dollars, which are converted into U.S. dollars at the average exchange rates during the period, which was 7.8045 Hong Kong dollars to $1.00 for the year ended June 30, 2022 and 7.8367 Hong Kong dollars to $1.00 for the year ended June 30, 2023.

(3)      Mr. Liu and Mr. Wang are currently co-chief executive officers.

(4)      Mr. Rouhani was appointed as chief operating officer on July 1, 2022.

Employment Agreements

We have employment agreements dated January 31, 2023, with Tuanfang Liu, our co-chief executive officer, and Michael Wang, our co-chief executive officer who formerly was our chief financial officer.

Tuanfang Liu

The employment agreement with Mr. Liu has a term of five years and continues on year-to-year basis unless terminated by either us or Mr. Liu on notice given not later than 60 days prior to the expiration of the initial five-year term or any one-year extension. Mr. Liu receives compensation from us at the annual rate of 1,920,000 Hong Kong dollars. Any increase in his annual compensation and any bonus compensation are subject to the discretion of the Compensation Committee and Mr. Liu is also eligible for such options or other equity-based compensation, if any, as may be determined by the Compensation Committee. Mr. Liu will perform his services at such location as he may determine, and we anticipate that he will perform his services in the PRC. The agreement acknowledges that Mr. Liu is also chairman, chief executive officer and a director of Aspire Global and the chief executive officer and 95% owner of Shenzhen Yi Jia. The agreement has customary non-competition and non-solicitation provisions. Mr. Liu has agreed that we have title to all rights to any intellectual property rights which may be developed by Mr. Liu that relate to cannabis or cannabis related vaping or other products during the term of the employment agreement and he will execute such documents as may be necessary to effect our ownership of such intellectual property, including, but not limited to assignment of patents and trademarks. With respect to any intellectual property relating to tobacco vaping and other nicotine products, we shall have an exclusive license in the territory, which is worldwide except for the PRC and Russia, with respect to such intellectual property. We acknowledge the Mr. Liu is also employed as chief executive officer of Aspire Global and Shenzhen Yi Jia. Both Aspire Global and Shenzhen Yi Jia agreed to the provisions of Mr. Liu’s employment agreement relating to intellectual property developed by Mr. Liu. Although Mr. Liu does not receive any compensation from Aspire Global or Shenzhen Yi Jia, for his services as its chief executive officer of Aspire Global, as the 95% owner of Shenzhen Yi Jia, he receives dividends from Shenzhen Yi Jia.

Michael Wang

The employment agreement with Mr. Wang has a term of three years and continues on a quarter-to-quarter basis unless terminated by either us or Mr. Wang on notice given not later than 30 days prior to the expiration of the initial three-year term or any quarterly extension. Mr. Wang receives annual compensation at the rate of $393,447. Any increase in his annual compensation and any bonus compensation are subject to the discretion of the Compensation Committee and Mr. Wang is also eligible for such options or other equity-based compensation, if any, as may be determined by the Compensation Committee. The agreement has customary assignment of invention provisions. In connection with our organization, we issued to Peak Group LLC, a limited liability company owned by Mr. Wang a 2% interest in Aspire Global for services rendered which, when our common stock was issued to the holders of the Aspire Global capital stock, resulted in the issuance to Mr. Wang of 1,000,000 shares of common stock, which were valued at $473,235. The issuance of these shares is treated as compensation for services rendered by Mr. Wang to Aspire Global, the then parent of Aspire North America and Aspire Science, as its chief financial officer.

Daniel J. Machock

We have agreed to pay Daniel J. Machock, our current chief financial officer, an initial annual base salary of $300,000 and an annual discretionary performance bonus target of 50% of base salary. In addition, we have granted Mr. Machock an option to purchase 200,000 shares of common stock at an exercise price of $9.76 per share. The option vests over a period of four years, as well as 40,000 RSUs which vest over 3 years.

Employee Benefit Plans

2022 Equity Incentive Plan

In October 2022, our directors and stockholders approved the 2022 Equity Incentive Plan (the “Plan”) pursuant to which up to 15,000,000 shares of common stock may be issued pursuant to options or restricted stock grants. The Plan is administered by the Board of Directors. Awards under the Plan may be granted to officers, directors, employees and those consultants who qualify as a consultant or advisor under the instructions to Form S-8. The Compensation Committee has broad discretion in making awards; provided that any options shall be exercisable at the fair market value on the date of grant.

Outstanding Equity Awards

On June 30, 2023, there were no outstanding equity awards under the Plan.

On August 3, 2023, the board of directors (i) authorized the issuance of a total of 4,483 shares of common stock to Brent Cox, John Fargis and Joel Paritz who were our independent directors on the date of our initial public offering as described below under Director Compensation.

On September 4, 2023, the board of directors, as the administrator of the Plan, granted options to purchase a total of 2,605,000 shares of common stock at an exercise price of $9.76 per share being the closing price on the common stock on the trading day before the date of grant (which was a legal holiday). The options become exercisable cumulatively as to 25% of the shares subject to the option on the first four anniversaries of the date of grant. On September 4, 2023, the board of directors also issued 587,235 restricted stock units which vest cumulatively as to one-third of the restricted stock units on each of the first three anniversaries of the date of grant. The following table sets forth the options and restricted stock grants issued to our executive officers and all other employees as a group.

Name	Shares subject to Options	Restricted Stock Grants
Michael Wang	1,000,000	282,787
Tirdad Rouhani	300,000	84,837
Daniel J. Machock	200,000	40,000
Others	1,105,000	179,611
Total	2,605,000	587,235

In granting the options and restricted stock grants, the board agreed to accelerate the vesting of the options and the restricted stock grants to Mr. Wang, Mr. Rouhani and Mr. Machock and four other option holders and three other restricted stock grantees in the event of a change of control.

Clawback

All cash and equity awards granted under the Plan will be subject to all applicable laws regarding the recovery of erroneously awarded compensation, any implementing rules and regulations under such laws, any policies we adopted to implement such requirements and any other compensation recovery policies as we may adopt from time to time.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under the DGCL. Consequently, our directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following:

•        any breach of their duty of loyalty to us or our stockholders;

•        acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•        unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•        any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws also provide that we will indemnify our directors and executive officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether our bylaws would permit indemnification. We have obtained directors’ and officers’ liability insurance.

The above description of the Indemnification provisions of our bylaws and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to this annual report.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and may be unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Director Compensation

The following table shows the compensation paid to our directors who are not Named Executive Officers during the year ended June 30, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Jiangyan Zhu(1)	$91,875						$91,875
Joel Paritz(2)	15,000						15,000
Brent Cox	12,000						12,000
John Fargis	12,000						12,000

____________

(1)      Ms. Zhu’s compensation is paid in Hong Kong dollars, which are converted into U.S. dollars at the average exchange rates during the period, which was 7.8367 Hong Kong dollars to $1.00 for the year ended June 30, 2023.

(2)      Mr. Paritz resigned as a director on July 1, 2023.

We have an agreement with Ms. Zhu pursuant to which we pay her annual compensation of 720,000 Hong Kong dollars. Ms. Zhu is also a director of Aspire Global, and she does not receive compensation from Aspire Global.

On August 3, 2023, the board of directors (i) authorized the issuance of a total of 4,483 shares of common stock to Brent Cox, John Fargis and Joel Paritz who were our independent directors on the date of our initial public offering as described below, and (ii) adopted the non-employee director compensation policy. Pursuant to the non-employee director compensation policy:

•        Each outside director (a director who is not also serving as an employee of us or any of our subsidiaries) shall receive an annual cash retainer of $48,000 for his or her service on the Board, and each outside director who serves as chair of the Audit Committee will be paid an additional annual cash retainer of $12,000. The payment is made in four equal quarterly installments. The retainer is pro rated if the outside director is not an outside director for the entire quarter.

•        Each outside director automatically will be granted fully vested shares of the common stock equal in value to such outside director’s retainer for the calendar quarter. The number of shares granted shall be equal to: (A) the retainer earned by the outside director for such calendar quarter, divided by (B) the volume-weighted average price, generally known as VWAP, of our common stock on the principal trading market on which our common stock trades during each trading day of the preceding calendar quarter, rounded down to the nearest whole share. To be eligible for a quarterly share grant an outside director must be serving as an outside director on the last day of the calendar quarter. The shares shall be granted pursuant to our 2022 Equity Incentive Plan or any successor plan. The compensation policy is effective commencing with the quarter beginning July 1, 2023. In August 2023, we issued, pursuant to the Plan, 1,601 shares of common stock to each of Brent Cox, a director, and Joel Paritz, a former director, and 1,281 shares of common stock to John Fargis, a director, for service as a director and, in the case of Mr. Cox and Mr. Paritz, for service as Audit Committee chair.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.

The Audit Committee reviewed and discussed with management and MSPC Certified Public Accountants and Advisors, P.C. (“MSPC”), our former independent registered public accounting firm, the audited consolidated financial statements in the Ispire Technology Inc. Annual Report on Form 10-K for the year ended June 30, 2023 (filed with the SEC on September 19, 2023). The Audit Committee also discussed with MSPC those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301.

MSPC also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2023 (filed with the SEC on September 19, 2023).

RESPECTFULLY SUBMITTED,
Brent Cox, Chair
John Fargis
Christopher Robert Burch

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2024

The Audit Committee of the Board appointed the firm of Marcum LLP (“Marcum”) to serve as our registered public accounting firm for our fiscal year ended June 30, 2024. MSPC Certified Public Accountants and Advisors, P.C. (“MSPC”), our registered public accounting firm for our previous fiscal year ended June 30, 2023, resigned as the Company’s independent registered public accounting firm, effective December 11, 2023. MSPC’s decision to resign was due to its internal determination to transition away from providing audit services to public companies. During the period of time from June 15, 2022, when MSPC was appointed, and the subsequent interim periods through the date of proxy statement: (i) there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and MSPC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MSPC’s satisfaction, would have caused MSPC to make reference to the subject matter of the disagreement in connection with its reports; and (ii) there were no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

MSPC audited the consolidated financial statements of the Company as of and for the years ended June 30, 2022 and 2023. The report of MSPC on such financial statements did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified.

On January 25, 2024, the Audit Committee of the Board of the Company engaged Marcum as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2024, effective immediately. In connection with the engagement, Marcum will prepare the report on the Company’s consolidated financial statement for the year ended June 30, 2024. During the fiscal years ended June 30, 2022 and 2023 and the subsequent interim period through January 25, 2024, neither the Company nor anyone on its behalf has consulted with Marcum regarding (i) the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

No representatives of MSPC will be present at the Meeting or making any statements and we do not expect representatives of Marcum to be available to respond to questions from stockholders. A representative of Marcum will be present at the Meeting but will not make any statements or have availability to respond to questions.

Audit Fees

The following table sets forth the fees billed by our independent accountants, MSPC Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”) for the years ended June 30, 2022 and 2023.

	Year Ended June 30,
	2022	2023
Audit fees	$226,205	$643,235
Audit-related fees	$—	$—
Tax fees	$—	$—
All other fees	$—	$—

Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by MSPC in connection with regulatory filings. The aggregate fees of MSPC for professional services rendered for the audit of our annual financial statements, review of the financial information include in our Forms 10-Q for the respective periods and other required filings with the SEC for the years ended June 30, 2022 and 2023 totaled approximately $226,205 and $643,235, respectively. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings. Approximately 70% of the engagement hours were contributed by an affiliated firm.

The Audit Committee of our board of directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and non-audit services provided by MSPC for the period that MSPC was engaged to serve as our registered public accounting firm. Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson has been designated by the Audit Committee to approve any audit-related services arising during the year that were not pre-approved by the Audit Committee. Any non-audit service must be approved by the full Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing services provided by MSPC.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE AUDIT
COMMITTEE’S APPROVAL OF THE APPOINTMENT OF MARCUM LLP AS THE
COMPANY’S REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
JUNE 30, 2024.

PROPOSAL 3

APPROVAL, ON AN ADVISORY BASIS, OF THE EXECUTIVE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act, enables stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules. This vote, commonly known as a “say-on-pay” vote, provides stockholders with the opportunity to express their views on our executive officers’ compensation. The vote is not intended to address any specific item of our executive compensation, but rather the overall compensation of the Company’s executive officers and the philosophy, policies and practices described in this Proxy Statement.

This Proposal 3 is as follows:

“Resolved, that the compensation of the Company’s named executive officers, as described in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders, including the various compensation tables and the related narrative disclosures, is hereby APPROVED.”

What are the Company’s Philosophy and Objectives Regarding Compensation?

The Company’s executive compensation program is designed to align and reward both corporate and individual performance in an environment that reflects commitment, responsibility and adherence to the highest standards of ethics and integrity. Recognition of both individual contributions as well as overall business results permits an ongoing evaluation of the relationship between the size and scope of the Company’s operations, its performance and its executive compensation.

As a result of the Company’s equity and non-equity incentive plan awards, more than one half of the executive officers’ target compensation is considered “at risk” and linked directly to corporate performance.

What Are the Elements of the Company’s Executive Remuneration and the Objectives of Each?

Remuneration Element	Description	Primary Objectives
Base Salary	Reflects fixed compensation.	• Attract and retain employees over time • Provide a base level of total compensation to reflect an individual’s role and responsibilities
Annual Non-Equity Incentives	Comprised of a performance- based annual bonus.	• Focus executives and employees on important short-term Company-wide performance goals • Recognize and reward overall annual business results and individual/team contributions
Equity Compensation

Certain executives also receive annual awards of restricted stock units. Certain of these awards have performance-based criteria and others have time-based vesting criteria.

Performance criteria include return on net operating assets and total shareholder return.

•   Focus executives and employees on important long-term Company-wide performance goals including increases to the Company’s stock price over a period of several years, growth in its earnings, return on net operating assets, and other measurements of corporate performance

•   Align our executives with the interests of shareholders and deliver a superior rate of return

•   Retain executives and employees over time

Remuneration Element	Description	Primary Objectives
Health, Welfare and Retirement Benefits	Generally reflect those benefits provided to our broad employee population.	• Attract and retain employees over time • Provide for the safety, security and wellness of employees
Severance Arrangements	Specific severance agreements for officers that provide benefits when employment terminates as a result of a change in control or by the Company without cause.	• Facilitate the Company’s ability to attract and retain talented executives • Encourage executives and employees to remain focused on the Company’s business during times of corporate change

How Does the Company Determine the Amount/Formula for Each Element?

Generally, each element of compensation, including base salaries and performance-based bonus and equity incentive opportunities, is evaluated independently and as a whole to determine whether it is competitive and reasonable within the market, as further described below. Each component of the target compensation for each of the executive officers is recommended by the Compensation Committee to the Board after:

•        Evaluating each executive’s current responsibilities and the scope and performance of the operations under their management;

•        Reviewing their individual experience and performance; and

•        Evaluating the balance of equity and non-equity compensation for each executive with the goal of fairly rewarding individual and group performance results.

The Compensation Committee also periodically evaluates components of each executive officer’s target compensation using benchmarking studies, as reported in the Company’s proxy statements for prior fiscal years.

How are Salaries Determined?

Salaries for executive officers are determined by considering the following factors without applying any specific formula to determine the weight of each factor:

•        Current responsibilities of the officer’s position, the scope and performance of the operations under their management;

•        The experience and performance of the individual;

•        Market rates for compensation of new executives being recruited to the Company and by comparing those salaries to recruiting offers made to the Company’s executives by competitors; and

•        Historical salaries paid by the Company to officers having certain duties and responsibilities.

See “Executive Compensation,” above, for a summary of Named Executive Officers’ compensation.

How are Equity Compensation Awards Determined?

Equity compensation is a significant component of the Company’s overall compensation philosophy and is built on the principles that it should seek to align participants’ actions and behaviors with stockholders’ interests, be market-competitive, and be able to attract, motivate and retain the best employees and Directors.

The annual performance-based equity award opportunity is subject to performance-based vesting terms that need to be satisfied to receive the award.

The amounts of the annual performance-based equity awards are based on a target compensation value for each executive officer and are authorized by the Board of Directors. The number of performance-based restricted stock units (“RSUs”) awarded are determined by taking the executive’s target award value for the performance-based equity compensation and dividing by the mean of high and low stock price on the effective date of the award.

See “Outstanding Equity Awards,” above, for a summary of equity grants to our executive officers and directors.

Clawback Policy; Hedging Policy

The Company has an Executive Compensation Clawback Policy whereby the performance-based compensation of the Company’s executive officers is subject to clawback provisions in the event of fraud or intentional illegal conduct that requires the restatement of the Company’s financial results.

The Company’s Insider Trading Policy prohibits hedging transactions designed to hedge or offset a decrease in the value of Company securities and other transactions of a speculative nature in Company securities, including short-term “in-and-out” trading, short sales, sales of borrowed shares against shares already owned but not delivered against the sale, certain transactions on margin, transactions based on rumors or speculation of extraordinary corporate transactions or other significant developments that might involve the Company, and transactions in publicly traded put, call, or other options on (or other derivative securities involving) the Company’s securities.

What are the Company’s Health, Welfare and Retirement Benefits?

The Company offers the same health, welfare and retirement benefits to all salaried employees. These benefits include medical benefits, dental benefits, vision benefits, life insurance, salary continuation for short-term disability, long-term disability insurance, accidental death and dismemberment insurance, 401(k) plan and other similar benefits. Officers are also covered under the Company’s director and officer liability insurance policies for claims alleged in connection with their service.

Does the Company Provide Perquisites?

The Company believes in limited perquisites for its directors and executive officers and, with limited exceptions, does not generally provide common perquisites such as company cars or club memberships. Authorized perquisites include discounts on Company products, which are available to all Company employees and directors, and the use of a company car by Mr. Liu, our Co-Chief Executive Officer and Chairman, and Ms. Zhu, a member of our Board.

How is the Chief Executive Officer’s Performance Evaluated and Compensation Determined?

The Nominating and Corporate Governance Committee, the Compensation Committee and the Board as a whole annually evaluate the performance and review the compensation of the Chief Executive Officer utilizing a variety of criteria. The job objectives established for the Chief Executive Officer are:

•        To promote and require the highest ethical conduct by all Company employees and demonstrate personal integrity consistent with the Company’s Corporate Board Governance Guidelines.

•        To establish, articulate and support the vision for the Company that will serve as a guide for expansion.

•        To align physical, human, financial and organizational resources with strategies.

•        To communicate strategies and alignment in a clear manner so that every employee understands their personal role in the Company’s success.

•        To establish a succession planning process in order to select, coordinate, evaluate and promote the best management team.

•        To keep the Board informed on strategic and business issues.

Evaluation of the Chief Executive Officer’s performance with regard to these job objectives is rated on the following business skills and performance achievement:

•        Leadership:    his ability to lead the Company with a sense of direction and purpose that is well understood, widely supported, consistently applied and effectively implemented.

•        Strategic Planning:    his development of a long-term strategy, establishment of objectives to meet the expectations of stockholders, customers, employees and all Company stakeholders, consistent and timely progress toward strategic objectives and obtainment and allocation of resources consistent with strategic objectives.

•        Financial Goals and Systems:    his establishment of appropriate and longer-term financial objectives and ability to consistently achieve these goals and ensure that appropriate systems are maintained to protect assets and control operations.

•        Financial Results:    his ability to meet or exceed the financial expectations of stockholders, including improvement in operating revenue, cash flow, net income, earnings per share and share price.

•        Succession Planning:    his development, recruitment, retention, motivation and supervision of an effective senior management team capable of achieving objectives.

•        Human Resources:    his development of effective recruitment, training, retention and personnel communication plans and programs to provide and motivate the necessary human resources to achieve objectives.

•        Communication:    his ability to serve as the Company’s chief spokesperson and communicate effectively with stockholders and all stakeholders.

•        Industry Relations:    his ensuring that the Company and its operating units contribute appropriately to the well-being of their communities and industries, and representation of the Company in community and industry affairs.

•        Board Relations:    his ability to work closely with the Board to keep it fully informed on all important aspects of the status and development of the Company, his implementation of Board policies, and his recommendation of policies for Board consideration.

The Chief Executive Officer’s compensation levels are determined after performance evaluations based on published and commissioned compensation studies, the Chief Executive Officer’s demonstrated abilities and contributions to the success of the Company, and the overall results of Company operations.

What are the Company’s Governance Practices Regarding Stock Awards?

The Board has established the following practices and policies regarding stock awards:

•        The Company’s policy for setting the timing of equity grants does not allow executives to have any role in choosing the price of their equity awards; and

•        The Company has never “back dated” or re-priced equity awards.

The Compensation Committee and the Board consider recommendations from the Chief Executive Officer in establishing appropriate equity awards for officers and employees. All equity awards for the Named Executive Officers have been and will continue to be subject to the approval of the Compensation Committee and ratification by the full Board.

How does the Company Evaluate its Compensation Program Risks?

The Compensation Committee evaluates risk deriving from compensation programs, and does not believe that our compensation program is reasonably likely to have a material adverse effect on the Company for the following reasons:

•        Executive compensation is structured to consist of both fixed compensation, which provides a steady income stream regardless of stock price performance, and variable incentive compensation, which is designed to reward both short-term and long-term corporate performance and shareholder returns. Fixed, base-salary compensation is both market-competitive and sufficient to make risk-taking to achieve a living wage unnecessary. Short-term cash incentive compensation is awarded based on achievement of operating profit goals, while significant weighting toward long-term equity incentive compensation based on multi-year operating performance and total shareholder return targets discourages short-term risk-taking;

•        The variable elements of cash compensation are contingent upon the achievement of pre-determined profitability goals, and the variable elements of equity compensation are contingent upon, among other things, the Company’s return on net operating assets. Due to the nature of the Company’s business, there is minimal subjectivity in the financial results on which this compensation is based;

•        Approval of the Board of Directors is required prior to the payment of any incentive compensation; and

•        The Company has internal controls over the measurement and calculation of performance goals, and all employees are required to receive annual compliance training, which cover, among other things, accuracy of books and records.

As described in the paragraphs above, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value by driving long-term growth in revenue and profitability. We seek to provide executive compensation that is competitive with companies that are similar to our Company. We also seek to provide near-term and long-term financial incentives that reward well-performing executives when strategic corporate objectives designed to increase long-term stockholder value are achieved. We believe that executive compensation should include base salary, cash incentives and equity awards. We also believe that our executive officers’ base salaries should be set at competitive levels relative to comparable companies, and cash and equity incentives should generally be set at levels that give executives the opportunity to achieve above-average total compensation reflecting above-average Company performance. In particular, our executive compensation philosophy is to promote long-term value creation for our shareholders by rewarding improvement in selected financial metrics, and by using equity incentives.

The say-on-pay vote is advisory, and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors. Our Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Company currently intends to hold a say-on-pay vote on a triannual basis hereafter.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4

APPROVAL OF THE ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As described in Proposal No. 3, above, the stockholders are being provided the opportunity to cast an advisory vote on the fiscal 2024 compensation of the Named Executive Officers. Under the Dodd-Frank Act, the Company is required to conduct an additional stockholder advisory vote every six years regarding the frequency of future say-on-pay votes by the Company’s stockholders.

The Board of Directors believes that conducting say-on-pay votes every 3 years (as opposed to every year or every 2 years) is appropriate for, and in the best interests of, the Company and its stockholders, in order to provide stockholders with the opportunity to give regular and direct feedback on the Company’s executive compensation programs. The say-on-pay frequency vote is advisory, and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors, but the Board of Directors and Compensation Committee value the opinions of our stockholders and will take the results of the vote into account in determining the frequency of future say-on-pay votes.

You may cast your vote on your preferred voting frequency by choosing the option of 1 year, 2 years or 3 years, or abstain from voting when you indicate your preference.

THE BOARD RECOMMENDS A VOTE OF “3 YEARS” FOR THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our shares of common stock as of May 2, 2024 by:

•        Each holder of 5% or more of our common stock;

•        Each member of our board of directors;

•        Each Named Executive Officer; and

•        All directors and executive officers as a group

For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of warrants granted by us) within 60 days of May 2, 2024. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws. Unless otherwise noted, the mailing address of each listed beneficial owner is 19700 Magellan Dr, Los Angeles, CA 90502.

Name of Beneficial Owners(1)	Number	Percentage
Tuanfang Liu and Jiangyan Zhu(2)(3)(4)	35,750,000	63.5
Pride Worldwide Investment Limited(2)(3)	33,250,000	59.0
Michael Wang(5)	1,425,644	2.5
Tirdad Rouhani	84.,837	*
Daniel J. Machock	40,000	*
Christopher Robert Burch	0	0.0%
Brent Cox	1,601	*
John Fargis	1,281	*
All directors and officers as a group (eight individuals owning stock)(2)(3)(5)	37,303,363	66.2%

____________

*        Less than 1%.

(1)      The percentage of ownership is based on 56,338,834 shares of common stock outstanding on May 2, 2024.

(2)      The business address of Pride Worldwide Investment Limited is 14 Jian’an Road, Tangwei Fuyong Town, Bao’an District, Shenzhen, Guangdong Province, China.

(3)      The shares beneficially owned by Tuanfang Liu, our co-chief executive officer, are held by Pride Worldwide Investment Limited. Mr. Liu is the sole stockholder and holds the voting and dispositive power over the common stock held by such entity. Mr. Liu disclaims beneficial interest in shares beneficially owned by his wife, Jiangyan Zhu.

(4)      The shares beneficially owned Jiangyan Zhu, our director and spouse of Tuanfang Liu, are held by Honor Epic International Limited. Ms. Zhu is the sole stockholder and holds the voting and dispositive power over the common stock held by such entity. Ms. Zhu disclaims beneficial interest in shares beneficially owned by her husband.

(5)      The shares beneficially owned by Michael Wang are held by Peak Group LLC. Mr. Wang has sole voting and dispositive powers over the shares of common stock owned by Peak Group LLC.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers and regular employees may solicit proxies personally or by telephone. We do not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to our Chief Executive Officer, by executing a revised proxy at a later date or by attending and voting at the virtual Meeting. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of our Board.

Other Business

Our Board knows of no other matter to be presented at the Meeting. If any additional matter should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Legal Proceedings

There are no material proceedings in which any of the Company’s directors, officers or affiliates, or any associate of any such director, officer, affiliate of the Company, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Future Stockholders Proposals

The Board has not yet determined the date on which the next annual meeting of stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next annual meeting of stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by our Secretary by writing to Ispire Technology Inc., Attention: Secretary – 19700 Magellan Drive, Los Angeles, California 90502, no later than 90 days, or March 27, 2025, nor more than 120 days, or February 25, 2025, prior to the first anniversary of the preceding year’s annual meeting. Submitted proposals must comply with applicable Delaware law, the rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.

Our Bylaws state that a stockholder must provide timely written notice of any nominations of persons for election to our Board or any other proposal to be brought before the meeting together with supporting documentation as well as be present at such meeting, either in person or by a representative. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting has been changed by more than thirty (30) days in advance of, or more than sixty (60) days after, the anniversary of the preceding year’s annual meeting, the deadline for a stockholder to provide timely notice is not earlier than the close of business of the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting and (ii) the close of business on the tenth day following the date on which the meeting date is publicly announced. The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Secretary. Mr. Przybyla will present a summary of all stockholder communications to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Board Diversity Matrix

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (as of the date hereof)

	Male	Female	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors (5 total)	4	1
Part II: Demographic Background	Male	Female	Non-Binary	Did Not Disclose Gender
African American or Black
Alaskan Native or American Indian
Asian	1	1
Hispanic, Latino or Latina
Native Hawaiian or Pacific Islander
White	3
Two or More Races or Ethnicities
LGBTQ+
Undisclosed

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a single notice of the annual meeting of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to the Secretary of the Company, at (310) 742-9975 or at offices of the Company at 19700 Magellan Drive, Los Angeles, CA 90502. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Additional Information

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

SCAN TO VIEW MATERIALS & VOTE ISPIRE TECHNOLOGY INC.19700 MAGELLAN DRIVELOS ANGELES, CA 90502 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ISPR2024 You may attend the meeting via the Internet and vote during the meeting. Have the informationthat is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m.Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. ISPIRE TECHNOLOGY INC. The Board of Directors recommends you vote FORthe following proposal: 1.Election of Directors Nominees: For Against Abstain 1a.Tuanfang Liu 1b.Jiangyan Zhu 1c.Christopher Robert Burch 1d.Brent Cox 1e.John Fargis The Board of Directors recommends you vote FOR the For Against Abstain following proposals: 2.To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Marcum LLP as the Company’s registered public accounting firm for the fiscal year ending June 30, 2024. Approval, on an advisory basis, of the executive 3. compensation of the Company’s named executive officers as described in the proxy statement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. V50112-P11951 The Board of Directors recommends you vote 1 Year2 Years3 Years Abstain 3 YEARS on the following proposal: 4.Approval, on an advisory basis, of the frequency of future advisory votes on executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. V50113-P11951 ISPIRE TECHNOLOGY INC. ANNUAL MEETING OF STOCKHOLDERS TUESDAY, JUNE 25, 2024 8:00 AM PDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Michael Wang and Daniel J. Machock, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of ISPIRE TECHNOLOGY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM PDT, on Tuesday, June 25, 2024, at www.virtualshareholdermeeting.com/ISPR2024,and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on the reverse side